          As filed with the Securities and Exchange Commission on July 28, 1994.
                                                       Registration No. 33-54535


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ___________________________________

                               AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ___________________________________

                            PEOPLES FIRST CORPORATION
             (Exact name of registrant as specified in its charter)

     KENTUCKY                         6712                  61-1023747
(State or other juris-          (Primary Standard         (I.R.S. Employer
diction of incorpora-           Industrial Classi-         Identification
tion or organization)           fication Code Number)         Number)

                            100 South Fourth Street,
                                 P.O. Box 2200,
                          Paducah, Kentucky 42002-2200
                                 (502) 441-1200

               (Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)
___________________________________

                          A. Howard Arant, Secretary
                          PEOPLES FIRST CORPORATION
                           100 South Fourth Street
                                P.O. Box 2200
                         Paducah, Kentucky 42002-2200
                                (502) 441-1200

              (Name, address, including Zip Code, and telephone number,
                      including area code, of agent for service)
                         ___________________________________

                             Copies of Communications to:

               R. James Straus               Ralston W. Steenrod
               Alan K. MacDonald             Cynthia L. Coffee
               Brown, Todd & Heyburn         Stites & Harbison
               3200 Providian Center         400 W. Market Street, Suite 1800
               Louisville, KY 40202-3363     Louisville, KY  40202
               (502) 589-5400                (502) 587-3400

               Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

               If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                        _________________________________

                         CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------

                                  Proposed       Proposed
Title of each                     maximum        maximum
class of secur-     Amount to     offering       aggregate       Amount of
ities to be         be regis-     price per      offering      registration
registered          tered         unit (1)       price (1)         fee(1)
- ----------          ---------     --------       ---------     -------------
Common Stock        1,078,000      $12.80        $13,803,052     $4,759.67
                    shares

- --------------------------------------------------------------------------------

(1) Estimated and calculated pursuant to Rule 457(f)(2), solely for the purpose of computing the registration fee, based upon the book value of Libsab Bancorp, Inc. Common Stock at March 31, 1994.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------


               THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a) MAY DETERMINE.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.       Exhibits and Financial Statements Schedules.

           EXHIBIT                                DESCRIPTION

               2.1 Affiliation Agreement as amended and restated as of April 15, 1994, among Peoples First Corporation, PFC Acquisition Corporation II, Libsab Bancorp, Inc. and Liberty Bank & Trust Company is included as Appendix A to the Prospectus-Proxy Statement.

               2.2 Form of Plan of Merger, as amended, between PFC Acquisition Corporation II and Libsab Bancorp, Inc. is included as Appendix B to the Prospectus-Proxy Statement.

               3.1 Peoples First's Restated Articles of Incorporation and Amendments are incorporated herein by reference to Exhibit 3.1 to Peoples First's 10-Q for the fiscal quarter ended March 31, 1994.

               3.2 Peoples First's Bylaws and Amendments are incorporated herein by reference to Exhibit 3(b) to Peoples First's 10-K for the year ended December 31, 1992.

               *5 Opinion of Brown, Todd & Heyburn as to the legality of the securities registered.

               *8 Opinion of Brown, Todd & Heyburn as to tax matters and consequences to stockholders.

               10.1 Peoples First's 1986 Stock Option Plan is incorporated herein by reference to Exhibit 10.1 to Form 10-Q/A filed July 22, 1994, amending Peoples First's 10-Q for the fiscal quarter ended March 31, 1994.

               10.2 Consulting Agreement between Bank of Murray and Joe Dick is incorporated by reference to Exhibit
                              10.1 to Registration No. 33-44235.

               10.3 Employment Agreement between Salem Bank, Inc. and Neal H. Ramage is incorporated herein by reference to Exhibit 10.1 to Registration Statement No. 33-29006

               10.4 Employment Agreement between First Kentucky Bancorp, Inc. and Dennis W. Kirtley is incorporated by reference to Exhibit 10.1 to Registration No. 33-51741.

               *21            Subsidiaries of Peoples First.

               *23.1 Consent of Brown, Todd & Heyburn is contained in their opinions filed as Exhibits 5 and 8 hereto.

               *23.2 Consent of Cornman, Bryan & Watts, Certified Public Accountants.

               *23.3               Consent of Professional Bank Services, Inc.

               *23.4               Consent of KPMG Peat Marwick, Certified
                                   Public Accountants.

               *23.5 Consent of C. Steve Story to serve as a director of Peoples First.

               *23.6 Consent of James C. Holloway to serve as a director of Peoples First.

               *24                 Power of Attorney.

               *99.1 Form of Employment Agreement between Libsab and C. Steve Story.

               *99.2 Option Agreement dated February 24, 1994 between Peoples First Corporation and Libsab Bancorp, Inc.

               *99.3 Form of Affiliate Agreement between Peoples First Corporation and each of the Directors of Libsab.

               *99.4               Proxy Form.

               99.5                Opinion of Professional Bank Services, Inc.
- ------------------------
*Previously filed.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paducah, Commonwealth of Kentucky, on July 27, 1994.

                                             PEOPLES FIRST CORPORATION


                                             By:  /s/ Aubrey W. Lippert
                                                -------------------------------
                                                Aubrey W. Lippert

               Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


               Signature                Title                         Date
 /s/ Aubrey W. Lippert                Chairman of the Board,      July 27, 1994
- ---------------------------------
Aubrey W. Lippert                     President, Chief Executive
                                      Officer, and Director


                   *                  Vice Chairman of the        July 27, 1994
- ---------------------------------
Joe Dick                              Board and Director


 /s/ Allan B. Kleet                   Chief Financial Officer     July 27, 1994
- ---------------------------------
Allan B. Kleet                        Treasurer and Director
                                      (Principal financial and
                                      accounting officer)


                   *                  Director                    July 27, 1994
- ---------------------------------
Walter L. Apperson


                   *                  Director                    July 27, 1994
- ---------------------------------
Gathiel D. Baker


                   *                  Director                    July 27, 1994
- ---------------------------------
William R. Dibert


                   *                  Director                    July 27, 1994
- ---------------------------------
Richard E. Fairhurst, Jr.


                   *                  Director                    July 27, 1994
- ---------------------------------
William Rowland Hancock


               Signature                Title                         Date

                   *                  Director                    July 27, 1994
- ---------------------------------
Dennis W. Kirtley


                   *                  Director                    July 27, 1994
- ---------------------------------
Robert P. Meriwether, M.D.


                   *                  Director                    July 27, 1994
- ---------------------------------
Joe Harry Metzger

                  *                   Director                    July 27, 1994
- ---------------------------------
Jerry L. Page


                   *                  Director                    July 27, 1994
- ---------------------------------
Rufus E. Pugh


                   *                  Director                    July 27, 1994
- ---------------------------------
Neal H. Ramage


                   *                  Director                    July 27, 1994
- ---------------------------------

Allan Rhodes, Jr.


                   *                  Director                    July 27, 1994
- ---------------------------------
Mary Warren Sanders


                   *                  Director                    July 27, 1994
- ---------------------------------
Victor F. Speck, Jr.

- ---------------------------------

* By /s/ Aubrey W. Lippert
- ---------------------------------
    Aubrey W. Lippert,

    Attorney-in-fact pursuant to
    powers of attorney previously
    filed as part of this
    registration statement


                                INDEX TO EXHIBITS


           EXHIBIT                                DESCRIPTION

               2.1 Affiliation Agreement as amended and restated as of April 15, 1994, among Peoples First Corporation, PFC Acquisition Corporation II, Libsab Bancorp, Inc. and Liberty Bank & Trust Company is included as Appendix A to the Prospectus-Proxy Statement.

               2.2 Form of Plan of Merger, as amended, between PFC Acquisition Corporation II and Libsab Bancorp, Inc. is included as Appendix B to the Prospectus-Proxy Statement.

               3.1 Peoples First's Restated Articles of Incorporation and Amendments are incorporated herein by reference to Exhibit 3.1 to Peoples First's 10-Q for the fiscal quarter ended March 31, 1994.

               3.2 Peoples First's Bylaws and Amendments are incorporated herein by reference to Exhibit 3(b) to Peoples First's 10-K for the year ended December 31, 1992.

               *5 Opinion of Brown, Todd & Heyburn as to the legality of the securities registered.

               *8 Opinion of Brown, Todd & Heyburn as to tax matters and consequences to stockholders.

               10.1 Peoples First's 1986 Stock Option Plan is incorporated herein by reference to Exhibit 10.1 to Form 10-Q/A filed July 22, 1994, amending Peoples First's 10-Q for the fiscal quarter ended March 31, 1994.

               10.2 Consulting Agreement between Bank of Murray and Joe Dick is incorporated by reference to Exhibit
                              10.1 to Registration No. 33-44235.

               10.3 Employment Agreement between Salem Bank, Inc. and Neal H. Ramage is incorporated herein by reference to Exhibit 10.1 to Registration Statement No. 33-29006

               10.4 Employment Agreement between First Kentucky Bancorp, Inc. and Dennis W. Kirtley is incorporated by reference to Exhibit 10.1 to Registration No. 33-51741.

               *21            Subsidiaries of Peoples First.

               *23.1 Consent of Brown, Todd & Heyburn is contained in their opinions filed as Exhibits 5 and 8 hereto.

               *23.2 Consent of Cornman, Bryan & Watts, Certified Public Accountants.

               *23.3               Consent of Professional Bank Services, Inc.

               *23.4               Consent of KPMG Peat Marwick, Certified
                                   Public Accountants.

               *23.5 Consent of C. Steve Story to serve as a director of Peoples First.

               *23.6 Consent of James C. Holloway to serve as a director of Peoples First.

               *24                 Power of Attorney.

               *99.1 Form of Employment Agreement between Libsab and C. Steve Story.

               *99.2 Option Agreement dated February 24, 1994 between Peoples First Corporation and Libsab Bancorp, Inc.

               *99.3 Form of Affiliate Agreement between Peoples First Corporation and each of the Directors of Libsab.

               *99.4               Proxy Form.

               99.5                Opinion of Professional Bank Services, Inc.

- -------------------------
*Previously filed.